FOR IMMEDIATE RELEASE

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. ANNOUNCES

FIRST CLOSING OF FINANCING

HERNDON, Virginia – November 8, 2006 – Guardian Technologies International, Inc. (OTCBB:GDTI - News), a leading provider of high-performance security and healthcare solutions based on “Intelligent Imaging Informatics” (3iTM), today announced that, pursuant to the terms of a securities purchase agreement with a group of institutional accredited investors, it successfully completed the first of two closings of a private placement of its securities. Investors have agreed to purchase in the aggregate, and before deduction of certain fees and expenses of the offering, $5,150,000 of securities, $2,575,000 of which were purchased at the first closing and $2,575,000 of which will be purchased upon effectiveness of a registration statement to be filed by the company with regard to shares underlying the securities. Midtown Partners & Co., LLC, acted as the placement agent for the private placement.

At the first closing, Guardian issued an aggregate of $2,575,000 in principal amount of Series A 10% senior convertible debentures due November 7, 2008, and warrants to purchase 4,453,707 shares of its common stock at an exercise price of $1.15634 per share.  The debentures are convertible into shares of Guardian common stock at any time at a conversion price of $1.15634 per share. The debentures bear interest at 10% per annum due on the first day of each calendar quarter or upon conversion or redemption of the debentures as to the principal amount so converted or redeemed.  The company may, subject to certain conditions, pay the interest due under the debentures in registered shares of its common stock. Also, Guardian may, under certain conditions, require holders to convert the debentures.  The debentures to be issued to investors at the second closing will be on the same terms as the debentures issued in the first closing. One half of the warrants are exercisable commencing on the issue date and the remaining one half of the warrants become exercisable upon the receipt by the company of proceeds from the second closing. The warrants are exercisable for a period of five years.  The debentures and warrants contain certain anti-dilution provisions, including a provision which provides that if Guardian fails to satisfy certain revenue and other milestones established by the purchasers during the six, twelve and eighteen month periods following the first closing, the conversion price of the debentures and exercise price of the warrants will be reset to a price as of the end of the applicable milestone period, and other customary provisions and the warrants contain certain cashless exercise provisions. The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933.  The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the financing, Guardian agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of, and as payment of interest under, the debentures and the shares of common stock underlying the warrants.

As compensation to Midtown for its services as placement agent in the offering, Guardian issued placement agent’s warrants to purchase an aggregate of 623,519 shares of common stock, and paid commissions, a non-accountable expense reimbursement and legal fees to Midtown in the aggregate amount of approximately $220,250 of which $10,000 was advanced prior to closing.

The placement agent’s warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, are on substantially the same terms, including certain limitations as to exercisability, as the warrants issued to investors, contain a piggyback registration right, and a cashless exercise provision during the term of the warrants.

Bill Donovan, President and COO of Guardian commented, “Proceeds from this financing will be used to expand business development activities for our threat detection technology, PinPoint™; to continue the research and development of an automated mobile military application for the remote detection of improvised explosive devices; for continued investment in the development of sophisticated image clarification, tissue characterization,  and computer-aided detection technologies for medical applications, to repay a portion of the bridge loan made to us by our CEO, and for working capital purposes.  Although there can be no assurance, following the second closing of the financing, we expect to be in a financial position that will allow us to fund certain strategic growth initiatives that would position Guardian to be cash self-sufficient.”

About Guardian

Guardian Technologies International, Inc. (OTCBB:GDTI - News) is a pioneer in the development of new imaging techniques and applications.  Guardian works to create new, innovative imaging technologies that result in the detection of threats and earlier detection of diseases, revolutionizing imaging processes and developing life-saving solutions.

For additional information, visit www.guardiantechintl.com

About Midtown Partners & Co., LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at http://www.midtownpartners.com.

Forward Looking Statements:

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Guardian through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Guardian's filings with the Securities and Exchange Commission, including without limitation, Guardian's Form 10-K for the year ended December 31, 2005,  and its quarterly reports on Forms 10-Q for the quarters ended March 31 and June 30, 2006. Guardian expressly disclaims any obligation to update any forward-looking statement.

Contact:

Media:

Dittus Communications

Jennifer Horowitz, 202-715-1513

Jennifer.horowitz@dittus.com

    or

Investor Relations:

Redwood Consultants, LLC

Jens Dalsgaard, 415-884-0348

Source: Guardian Technologies International, Inc.